Exhibit 99.1

Supernus Pharmaceuticals to Acquire Adamas Pharmaceuticals Strengthening its CNS Product Portfolio

October 11, 2021

■	Acquisition of two marketed products diversifies and accelerates revenue and cash flow

■	Expected to be significantly accretive in 2022

■	Potential synergies of $60 million to $80 million in year one due to strong overlap with existing infrastructure

■	Total consideration up to $9.10 per share. Upfront cash payment of $8.10 per share with fully diluted equity value of approximately $400 million, plus $1.00 contingent value right based on net sales of GOCOVRI®

■	Conference call and webcast today at 8:30 a.m. ET to discuss the transaction

ROCKVILLE, Md. and EMERYVILLE, Calif., Oct. 11, 2021 (GLOBE NEWSWIRE) -- Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN) and Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS), today announced a definitive agreement for Supernus to acquire Adamas through a tender offer for $8.10 per share in cash (or an aggregate of approximately $400 million), payable at closing plus two non-tradable contingent value rights (CVR) collectively worth up to $1.00 per share in cash (or an aggregate of approximately $50 million), for a total consideration of $9.10 per share in cash (or an aggregate of approximately $450 million). The first CVR, worth $0.50 per share, is payable upon achieving net sales of GOCOVRI® of $150 million in any four consecutive quarters between closing and the end of 2024. The second CVR, worth $0.50 per share, is payable upon achieving net sales of GOCOVRI of $225 million in any four consecutive quarters between closing and the end of 2025. The transaction is expected to close in late fourth quarter 2021 or in early first quarter 2022.

The transaction will provide Supernus with two marketed products: GOCOVRI (amantadine) extended release capsules, the first and only U.S. Food and Drug Administration (FDA)-approved medicine indicated for the treatment of both OFF and dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy; and Osmolex ER® (amantadine) extended release tablets, approved for the treatment of Parkinson’s disease and drug-induced extrapyramidal reactions in adult patients.

“This acquisition represents a significant step to further build a strong and diverse Parkinson’s disease portfolio, and aligns with our focus of acquiring value-enhancing, clinically-differentiated medicines to treat CNS diseases,” said Jack Khattar, President and CEO of Supernus Pharmaceuticals. “We have a proven track record of strong commercial execution, and look forward to building on GOCOVRI’s growth momentum so that more patients can benefit from access to Adamas’ innovative neurological therapies."

Strategic and Financial Benefits

■	Strengthens Parkinson’s disease portfolio with GOCOVRI (amantadine) extended release capsules, the first and only FDA-approved medicine indicated for the treatment of both OFF and dyskinesia in patients with Parkinson’s disease receiving levodopa-based therapy.

■	Diversifies and increases revenue base and cash flow

•	Net sales of GOCOVRI were $71.2 million and $37.7 million in 2020 and for the first six months of 2021, respectively.

•	Combined with the acquisition of US WorldMeds CNS products in 2020, this transaction significantly reduces the reliance on net sales of Trokendi XR®. In the first half of 2021 and on a combined proforma basis (including revenue from US WorldMeds and Adamas transactions), net sales of Trokendi XR® represent 48% of Supernus revenues down from 72% (excluding revenue from these transactions).

■	Potential synergies of $60 million to $80 million in year one due to strong overlap with existing infrastructure.

■	The acquisition is expected to be significantly accretive in 2022.

“We are pleased that Supernus recognized the value created at Adamas and firmly believe this path forward is an excellent outcome for not only our shareholders, but all our stakeholders,” said Neil F. McFarlane, Chief Executive Officer of Adamas Pharmaceuticals, Inc. “With their shared commitment to helping patients affected by neurological diseases and their extensive resources, Supernus can continue to advance our mission and reach. I am extremely proud of Team Adamas for their hard work and dedication to get us to this point and am confident that partnering with Supernus will maximize the potential of our innovative therapies.”

Terms and Financing

Under the terms of the agreement, Supernus will commence a tender offer to acquire all outstanding shares of Adamas Pharmaceuticals, Inc. for a purchase price of $8.10 per share in cash (or an aggregate of approximately $400 million) payable at closing plus two non-tradable CVRs. All cash consideration will be funded through existing balance sheet cash.

The CVR entitles Adamas stockholders to receive up to an additional $1.00 per share in cash (or an aggregate of approximately $50 million) payable upon GOCOVRI achieving certain net sales milestones within specified periods (subject to the terms and conditions contained in a Contingent Value Rights Agreement detailing the terms of the CVRs). These milestones include (i) $0.50 per share payable if in any four consecutive quarters between closing and the end of 2024, net sales of GOCOVRI achieving $150 million, and (ii) another $0.50 per share payable if in any four consecutive quarters between closing and the end of 2025, net sales of GOCOVRI achieving $225 million. There can be no assurance any payments will be made with respect to the CVR.

Approvals and Timing of Close

The transaction, which has been approved by the boards of directors of both companies, is expected to close in late fourth quarter 2021 or in early first quarter 2022, subject to customary closing conditions, including receipt of required regulatory approvals and the tender of a majority of the outstanding shares of Adamas' common stock. Following the successful closing of the tender offer, Supernus will acquire any shares of Adamas that are not tendered in the tender offer through a second-step merger at the same consideration as paid in the tender offer.

Full Year Financial Guidance

Supernus will provide full year 2022 financial guidance during the Company’s fourth quarter 2021 financial results conference call in February 2022.

Advisors

Jefferies LLC is acting as the exclusive financial advisor to Supernus. Lazard is acting as the exclusive financial advisor to Adamas. Saul Ewing Arnstein & Lehr LLP is serving as legal counsel and Grant Thornton is providing due diligence services to Supernus, and Cooley LLP is serving as legal counsel to Adamas.

Conference Call and Webcast today, October 11 at 8:30 a.m. ET

A conference call and a live webcast will be hosted today, October 11, at 8:30 a.m. ET, to discuss this transaction. Presentation slides will be available via this webcast link. A question and answer session with the Supernus management team will follow the company’s remarks.

Please refer to the information below for conference call dial-in information and webcast registration. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	6685281
Conference Call Name:	Supernus Pharmaceuticals Business Update Call

Following the live call, a replay will be available on the Company's website, www.supernus.com, under “ Investor Relations”.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, ADHD, hypomobility in Parkinson’s disease, cervical dystonia and chronic sialorrhea. We are developing a broad range of novel CNS product candidates including new potential treatments for hypomobility in Parkinson’s disease, epilepsy, depression and rare CNS disorders.

For more information, please visit www.supernus.com

About Adamas Pharmaceuticals

At Adamas our vision is clear – to deliver innovative medicines that reduce the burden of neurological diseases on patients, caregivers and society. We are a fully integrated company focused on growing a portfolio of therapies to address a range of neurological diseases.

For more information, please visit www.adamaspharma.com.

For more information about GOCOVRI, please visit www.Gocovri.com. For more information about Osmolex ER, please visit www.Osmolex.com. Additional Information About the Tender Offer and Where to Find It

The tender offer for the outstanding common stock of Adamas Pharmaceuticals, Inc. (“Adamas”) has not been commenced. This filing does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Adamas securities. At the time the tender offer is commenced, Supernus Pharmaceuticals, Inc. (“Supernus”) and Supernus Reef, Inc., a direct wholly owned subsidiary of Supernus (“Purchaser”), will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the Securities and Exchange Commission (the “SEC”) and thereafter, Adamas will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the tender offer. The solicitation and offer by Supernus to purchase shares of Adamas common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that Adamas investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and Adamas investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Supernus, Purchaser and Adamas with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Supernus and Purchaser file with the SEC will be made available to all investors and security holders of Adamas free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by (i) Supernus under the “Investor Relations” section of Supernus’s website at https://www.supernus.com and (ii) Adamas under the “Investors & Media” section of Adamas’s website at https://www.adamaspharma.com.

Supernus Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the risk that the proposed acquisition of Adamas by Supernus may not be completed; the possibility that competing offers or acquisition proposals for Adamas will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Adamas common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Supernus’s or the Adamas’s business may experience significant disruptions due to transaction related uncertainty; the effects of disruption from the transactions of Adamas’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied or waived; Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products and products acquired through the acquisition of Adamas; the Company’s ability to increase its net revenue from its products and products acquired through the acquisition of Adamas; the Company’s ability to commercialize its products including Qelbree; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Adamas Forward-Looking Statements

This filing contains forward-looking statements. These forward-looking statements are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as “believes,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “potential,” “seek,” “expect,” “goal” or the negative or plural of these words or similar expressions. Such forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict.

As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Adamas by Supernus may not be completed; the possibility that competing offers or acquisition proposals for Adamas will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Adamas common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Supernus’s or the Adamas’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of the Adamas’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied or waived; the possibility that the Adamas’s expectations as to the extent to which Adamas will be able to continue to commercialize GOCOVRI (amantadine) extended release capsules, OSMOLEX (amantadine) extended release tablets, and any of Adamas’s other products and product candidates may not be realized as anticipated; the possibility that the anticipated scope, rate of progress and cost of Adamas’s preclinical studies and clinical trials and other research and development that Adamas may pursue may not materialize; the possibility that Adamas’s estimates of its expenses, ongoing losses, future revenue, capital requirements and its needs for or ability to obtain additional financing may not be accurate; the possibility that Adamas’s expectations may not be met as to the sufficiency of its capital resources; the possibility that Adamas’s expectations may not be met as to its ability to obtain and maintain intellectual property protection for its products and any of its product candidates; the possibility that Adamas’s expectations may not be met as to the legal proceedings to which Adamas is party and related stays and terms of settlements; the possibility that Adamas’s anticipated receipt and timing of royalties from its collaborators may not be realized as anticipated; the possibility that Adamas’s expectations may not be met as to the revenues from its collaborations; the possibility that Adamas’s expectations may not met be as to Adamas’s ability to retain and recruit key personnel and third-party distributors; the possibility that Adamas’s expectations may not be met as to its anticipated financial performance; the possibility that Adamas’s expectations may not be met as to its anticipated developments and projections relating to its competitors or the industry in which Adamas operates; the possibility that unforeseen safety issues could emerge for GOCOVRI that could require Adamas to change the prescribing information, limit use of the product or result in litigation; the possibility that other manufacturers could obtain approval for generic versions of GOCOVRI or of products with which Adamas competes; the possibility that the third-party organizations that manufacture, supply and distribute GOCOVRI may fail to perform adequately or fulfill Adamas’s needs; the possibility that changes in healthcare law and implementing regulations may occur and may negatively impact Adamas’s ability to generate revenues or could limit or prevent Adamas’s products’ or product candidates’ commercial success; the possibility that regulatory filings or approvals for products or product candidates that Adamas or its partners develop are not made or granted as currently anticipated; the possibility that Adamas is not able to negotiate adequate pricing, coverage and adequate reimbursement for its products and product candidates with third parties and government authorities; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where Adamas or its collaborators conduct activities related to Adamas’s business; and a variety of other risks set forth from time to time in Supernus’s or Adamas’s filings with the SEC, including but not limited to the risks discussed in Supernus’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other filings with the SEC and the risks discussed in Adamas’s Annual Report on Form 10 K for the year ended December 31, 2020 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID 19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID 19 pandemic impacts Supernus’s and Adamas’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Supernus and Adamas disclaim any obligation to update any of these forward looking statements to reflect events or circumstances after the date hereof, except as required by law.

Supernus Contacts

Jack A. Khattar, President and CEO

Tim Dec, Executive Vice President and CFO Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

or

Investors:

Peter Vozzo ICR Westwicke

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com

Adamas Contacts

Neil McFarlane, CEO

Chris Prentiss, CFO

Sarah Mathieson, Corporate Communications

510-450-3528

Source: Supernus Pharmaceuticals, Inc.